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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Transilica Inc. 2001 Amended and Restated Equity Incentive Plan (as assumed by the registrant) and the Domain Knowledge, Inc. 2000 Stock Option, Deferred Stock and Restricted Stock Plan (as assumed by the registrant) of our report dated June 18, 2001, included in Microtune, Inc.'s Form 8-K/A (Amendment No. 2) as of and for the years ended December 31, 2000 and 1999.



                                        /S/ ARTHUR ANDERSEN LLP

San Diego, California
December 5, 2001